POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints J. Kevin McCarthy,

Jean Weng, Stacy Hwang, and Alyssa Locnikar, and each of them, with full power of substitution,

re-substitution and delegation, the undersigned’s true and lawful attorneys-in-fact (each of such persons and their substitutes and delegees being referred to herein as an “attorney-in-fact”)

for and in the undersigned’s name, place and stead to:

1. prepare, execute and file with the Securities and Exchange Commission (“SEC”), the New York

Stock Exchange (“NYSE”) and The Bank of New York Mellon Corporation (the “Company”), for and on

behalf of the undersigned, pursuant to Section 16(a) of the Securities Exchange Act of 1934,

as amended (the “Exchange Act”), and the rules and regulations thereunder, such statements regarding the undersigned's beneficial ownership of securities of the Company as required by law;

2. prepare, execute and file with the SEC, for and on behalf of the undersigned, one or more Notices of Proposed Sale of Securities on Form 144 relating to the sale of shares of common stock of the Company;

3. obtain credentials to enable the undersigned to submit and file documents, forms and information required by Section 16(a) of the Exchange Act or any rule or regulation of the SEC via the Electronic

Data Gathering and Retrieval (“EDGAR”) system, including (i) preparing, executing in the undersigned’s name and on the undersigned’s behalf, and submitting to the SEC a Form ID (and any amendments thereto)

or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purpose of the Form ID or such other documents; and (ii) enrolling the undersigned in

EDGAR Next or any successor filing system;

4. act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing,

removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting, as necessary, as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) taking any other actions contemplated by

Rule 10 of Regulation S-T;

5. cause the Company to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account;

6. seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information;

7. do and perform any and all acts, for and on behalf of the undersigned, which may be necessary or desirable for the preparation and timely filing of any such reports or documents with the SEC, the NYSE and any other authority; and

8. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Said attorneys-in-fact, and each of them, shall have full power and authority to do and perform, in the name and on behalf of the undersigned, each and every act and thing whatsoever requisite, necessary or proper to be done in connection with any of the above as fully as the undersigned might or could do if personally present, the undersigned hereby ratifying and confirming all that said attorneys-in-fact and each of them may lawfully do or cause to be done by virtue hereof of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 of the Securities Act of 1933.

The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports with respect to the undersigned's holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 15th day of

September 2025.

___/s/ Jose Minaya_______

Signature

______Jose Minaya________

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